Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Lithium Americas Corp. of our report dated March 12, 2020 relating to the financial statements of Lithium Americas Corp., which appears in the Exhibit incorporated by reference in Lithium Americas Corp.’s Annual Report on Form 40-F for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia

Canada

May 8, 2020